WINTHROP REALTY TRUST

AT THE COMPANY
Beverly Bergman
(617) 570-4614

          WINTHROP REALTY TRUST ANNOUNCES SALE OF PROPERTY IN ITS MARC
                                REALTY PORTFOLIO

      Boston, Massachusetts- September 12, 2007-Winthrop Realty Trust (NYSE:FUR) today announced that the Marc Realty portfolio property located at 216 West Jackson, Chicago, Illinois, which secured a 7.65% convertible mezzanine loan in the original principal amount of $5,913,075 and in which Winthrop held a participating interest, has been sold to an unaffiliated third party. Winthrop received $7,527,360, exclusive of interest, in connection with the sale. The loan was made and the equity interest was acquired on April 19, 2005.

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      Winthrop Realty Trust is a NYSE-listed real estate investment trust (REIT)
headquartered in Boston, Massachusetts. Additional information on Winthrop
Realty Trust is available on its Web site at www.winthropreit.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. With the exception of the historical information contained in this news release, the matters described herein contain "forward-looking" statements that involve risk and uncertainties that may individually or collectively impact the matters herein described. These are detailed from time to time in the "Risk Factors" section of the Company's SEC reports. Further information relating to the Company's financial position, results of operations, and investor information is contained in our annual and quarterly reports filed with the SEC and available for download at our website www.winthropreit.com or at the SEC website www.sec.gov.